UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 8, 2022

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2022, the board of directors of Southern Missouri Bancorp, Inc. (the “Company”) voted to increase the size of the board from nine (9) members to ten (10) members to be effective as of the Company’s regular board meeting to be held in October 2022 and appointed David McClain of Jonesboro, Arkansas, an owner of a State Farm Insurance Agency, to fill this new position. Mr. McClain will serve for a term to expire at the 2023 annual meeting of stockholders. The board committees to which Mr. McClain will be appointed have not yet been determined. At the same time, Mr. McClain will also join the board of Southern Bank. There are no arrangements or understandings between Mr. McClain and any other persons pursuant to which Mr. McClain was appointed a director of the Company.

As a director of the Company and Southern Bank, Mr. McClain is expected to be entitled to the same general compensation arrangement as is provided to the other non-employee directors of the Company and Southern Bank. A description of this arrangement is contained under the heading "Compensation of Directors" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 20, 2021 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: September 13, 2022	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer